EXHIBIT 10.58


             AMENDED AND RESTATED SPLIT-DOLLAR INSURANCE AGREEMENT

         THIS AMENDED AND RESTATED SPLIT-DOLLAR INSURANCE AGREEMENT is made and entered into effective as of this 10th day of March, 2000, by and between UNIROYAL TECHNOLOGY CORPORATION, a Delaware corporation having its principal place of business at Two North Tamiami Trail, Suite 900, Sarasota, Florida 34236, (the "Company") and George J. Zulanas, Jr., an individual residing at 411 Hillcrest Drive, Bradenton, Florida 34209 (the "Employee").

                                    RECITALS

         1. Employee is employed by the Company as its Executive Vice President, Treasurer and Chief Financial Officer and has rendered competent and faithful service resulting in substantial growth and profit to the Company;

         2. The Company highly values the efforts, abilities and accomplishments of Employee and wishes to reward him for his past services;

         3. The Company and the Employee have heretofore entered into a Split-Dollar Insurance Agreement dated as of August 15, 1995 (the "1995 Agreement"), which Agreement was amended by the First Amendment to Split Dollar Insurance Agreement dated March 10, 2000, and desire to amend such agreement as so amended and restate it in this Agreement;

         4. Employee wishes to provide life insurance protection for his family in the event of his death, under a policy of life insurance insuring his life which is described in Exhibit A attached to and by this reference made a part of this Agreement (the "Policy"), issued by Security Life of Denver (the "Insurer");

         5. The Company, in appreciation for his past services, wishes to assist Employee with his personal life insurance program and has paid or funded through a Premium Deposit Fund pursuant to a Non-Standard Premium Deposit Supplement Contract, the form of which is attached hereto as Exhibit B, the premiums due on the Policy, as additional employment benefits for the Employee, on the terms and conditions set forth in this Agreement; and

         6. The Employee is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy and wishes to retain such ownership rights, subject to the assignment described in this Agreement, which secures the repayment of the amounts which the Company will pay toward the premiums of the Policy.

         NOW THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement, together with other good and sufficient consideration the receipt and sufficiency of which are acknowledged by both parties, the Company and Employee agree as follows:

         1.       Purchase of Policy.

                  The Employee has purchased the Policy from the Insurer in the total face amount of Five Hundred Eighty Thousand and No/100 Dollars ($580,000.00). The parties have taken all necessary action to cause the Insurer to issue the Policy and agree to take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties agree that the Policy shall be subject to the terms and conditions of this Agreement and of the collateral assignment of the Policy filed with the Insurer.

         2.       Ownership of Policy.

                  The Employee shall be the sole and absolute owner of the Policy and shall have and may exercise all the rights and incidents of ownership granted to the owner by the Policy's terms except as otherwise provided in this Agreement. Such rights and incidents of ownership include the right to borrow on security of the Policy but only to the extent that the cash surrender value of the Policy exceeds the cumulative amount of premiums paid by the Company to such date, less any indebtedness to the Insurer created in favor of the Company; to pledge or assign his interest in the Policy for such loans or advances; the right, in the event of termination of this Agreement, to realize against the cash value of the Policy (to the extent such cash value exceeds the Company's interest in the Policy); the right of the Employee's estate in the event of the Employee's death, to realize against the proceeds of the Policy (to the extent said proceeds exceed the Company's interest in the Policy); and the right, subject to the interest of the Company to be reimbursed for its interest in the Policy, to surrender the Policy. An assignment describing the rights of the Company shall be filed with the Insurer. The parties agree that the Insurer is authorized to recognize the rights of either party, as designated in the assignment. The sole signature of either party shall be sufficient for the exercise of his or its respective rights, provided that the Company shall not surrender the Policy as long as the Employee is the owner of the policy, except as otherwise provided in paragraph 9(b) of this Agreement. Each right under the Policy shall be exercisable by the owner of the right without the consent of the other party; however, if the Insurer shall require the signatures of both the Company and the Employee, the parties agree to co-sign any required documents and take all steps necessary to permit the exercise of any such right under the Policy.

         3.       Beneficiary Designation.

                  The Employee shall cause the Policy to be endorsed to reflect the following interests of the parties under this Agreement:

                  (a) The  Company,  or  any  successor,   will  be  the  direct
beneficiary of an amount equal to the total amount of premiums paid by the Company which have not been repaid prior to death, less any indebtedness to the Insurer created in favor of the Company in respect of the Policy. Wherever the term "premiums" is used in this Agreement, it will include deposits made by the Company into the Premium Deposit Fund described in Exhibit B for payment of future premiums as they become due.

                  (b) The Employee, or his assignee, will have the right to designate and change direct and contingent beneficiaries of any remaining proceeds from the Policy, and to elect and change any settlement options under the Policy for such beneficiaries.

         4.       Assignment of Employee's Interest.

                  Employee shall collaterally assign the Policy to the Company as security for the repayment of premiums paid by the Company on the Policy. The collateral assignment, a copy of which is attached to this Agreement as Exhibit C, will not be altered or changed without the consent of the Company, except that the Employee may assign his ownership rights to a third party, to the extent they exceed the Company's interest, as provided in paragraph 2 of this agreement.

         5.       Application of Dividends Under Policy.

                  The Policy as issued is non-participating and, therefore, no dividends are payable under the Policy. However, if at any time in the future the Policy becomes participating, any dividend declared on the Policy shall be applied to purchase one-year term insurance on the life of the Employee in an amount equal to the cash value of the Policy (as that term is defined therein) as of the next anniversary of the Policy Date. If the premium for such term insurance is less than the amount of such dividend, the balance of such dividend shall be used to reduce the premium payable on the Policy. If such dividend is not adequate to purchase the specified amount of one-year term insurance on the life of the Employee, the entire dividend shall be applied to purchase the maximum amount of term insurance on the life of the Employee which can be purchased with such dividend. The parties agree that the dividend election provisions, if any, of the Policy shall conform to the provisions of this paragraph 5.

         6.       Payment of Premiums.

                  All premium payments under the Policy will be made in accordance with and subject to the following terms and conditions:

                  (a) The Company has paid or funded the premiums for each year that this Agreement is in force.

                  (b) The Employee's W-2 earnings will reflect the Employee's Share paid by the Company on behalf of the Employee in each year during the term of this Agreement. The Employee's Share is the annual cost of current life insurance protection on the life of the Employee, calculated in accordance with the lower of (i) the PS 58 value set forth in Revenue Ruling 55-747 (or the corresponding applicable provisions of any future revenue ruling), and (ii) the Insurer's current published premium rate for annually renewable term insurance for standard risks for the excess of the current death benefit allocable to the Employee or his beneficiary or beneficiaries over the portion of the current death benefit allocable to the Employer under paragraph 2.

                  (c) In the event of a change of control of the Company, as defined in Exhibit D, followed by a material diminution of the duties, compensation or employment benefits of the Employee prior to the termination of this Agreement, the Company shall forthwith prepay the balance of the premiums due for the remaining term of the Policy, up to the Employee's sixty-sixth birthday.

         7.       Payment of Death Benefit Under Policy.

                  (a) Upon the death of the Employee, the Company shall promptly take all action necessary to obtain payment of the death benefit provided under the Policy.

                  (b) The Company shall have the unqualified right to receive a portion of such death benefit equal to the total amount of the premiums paid by the Company under this Agreement (reduced by any indebtedness owed by the Company against the Policy existing at the death of the Employee, including any interest due on such indebtedness). The balance, if any, of the death benefit provided under the Policy shall be paid directly to the beneficiary or beneficiaries designated by the Employee, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy, as the same may have been amended from time to time. In no event shall the amount payable to the Company exceed the Policy proceeds payable at the death of the Employee. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Employee until the full amount due the Company has been paid. The parties agree that the beneficiary designation provision of the Policy shall conform to the provisions of this Agreement.

         8.       Termination of Agreement.

                  This Agreement shall terminate, without notice, upon the occurrence of any of the earliest to occur of the following events: (i) the bankruptcy, receivership or dissolution of the Company; or (ii) on January 4, 2005.

         9.       Disposition of Policy on Termination of Agreement.

                  (a) Upon termination of this Agreement other than by reason of death of the Employee, the Employee will have a period of one hundred eighty
(180) days in which to pay the Company the sum of one hundred dollars ($100.00) for the Company's interest in the Policy, including the Company's interest in the Premium Deposit Fund. Upon receipt of such amount, the Company will release the collateral assignment of the Policy.

                  (b) If the Employee or his assignee fails to repay the Company within the one hundred eighty (180) day period following termination of this Agreement pursuant to subparagraph 9(a), the Company may enforce any and all of its rights under the collateral assignment of the Policy.

                  (c) In the event of the prepayment of the premiums for the balance of the term of the Policy pursuant to Section 6(c) above, the Employee may satisfy the interest of the Company in the Policy under this Agreement by payment to the Company of one dollar ($1.00). Upon receipt of such payment, the Company shall cooperate with the Employee in releasing the Company's security interest, including execution and delivery of any document reasonably necessary to evidence the release of such security interest.

         10.      Discharge of Insurer.

                  The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the Company and the other beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy and its legal endorsements. In no event shall the Insurer be considered a party to this Agreement or any subsequent amendment or modification of this Agreement. No provision of this Agreement, nor of any modification or amendment to this Agreement, shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions of this Agreement are made a part of the Policy by the beneficiary designation executed by the Company and filed with the Insurer pursuant to the provisions of this Agreement.

         11.      Employee's Right to Assign.

                  Notwithstanding any other provision of this Agreement to the contrary, the Employee shall have the right to assign absolutely and irrevocably by gift to any assignee all of his right, title and interest in and to this Agreement and to the Policy.

         12.      Named Fiduciary & Claims Procedure.

                  (a) The Employee Benefits Committee of the Company (the "Committee") is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement and shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

                  (b) The Committee shall make all determinations concerning rights to benefits under this Agreement. Any decision by the Committee denying a claim by the Employee or his beneficiary for benefits under this Agreement shall be in writing and delivered or mailed to the Employee or such beneficiary. Such decision shall set forth the specific reasons for the denial, written to the best of the Committee's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Committee shall afford a reasonable opportunity to the Employee or such beneficiary for a full and fair review of the decision denying such claim.

         13.      Amendment or Modification.

                  This Agreement may not be amended, altered or modified except by a written instrument of like formality and effect signed by the parties or their respective successors or assigns.

         14.      Binding Effect.

                  This Agreement shall be binding upon and enure to the benefit of the Company, its successors and assigns, and the Employee, his successors, assigns, heirs, executors, administrators and beneficiaries.

         15.      Notices.

                  Any notice, consent or demand required or permitted to be given under the terms of this Agreement shall be in writing and shall be signed by the party giving or making it. If such notice, consent or demand is mailed to a party, it shall be sent by United States certified mail, postage prepaid, addressed to such party's address set forth at the beginning of this Agreement or such other address as shall have been designated by notice pursuant to this paragraph 15. The date of mailing shall be deemed the date of the notice, consent or demand.

         16.      Governing Law.

                  This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of Florida.

         17.      Miscellaneous.

                  (a) When used in this Agreement, the singular shall include the plural and the masculine shall include the feminine.

                  (b) Headings for the separate paragraphs of this Agreement have been inserted solely for convenience of reference and shall not constitute a part of or affect the interpretation, validity or effect of any provisions of this Agreement.

                  (c) This Agreement contains the final, exclusive and complete expression of the understanding of the Employee and the Company with respect to the subject matter hereof, superseding any prior or contemporaneous agreement or representation, oral or written, between them.

                  (d) The parties may execute this Agreement in counterparts, each of which will be deemed to be an original and all of which shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by and delivered to each party.

                  (e) If any covenant or other  provision  of this  Agreement is deemed to be contrary to law or unenforceable, that covenant or provision will be considered severable from the remainder of this Agreement. The unenforceability of any such covenant or provision shall not affect the validity, interpretation or effect of the remainder of this Agreement or the application of such covenant or provision to other circumstances not contrary to law.

                  (f) Any action or right belonging to or required to be taken by the Company, except any action required to be taken by the Committee, may be exercised by appropriate action of the Company's Board of Directors, the Company's Chief Executive Officer or President, or by any other officer of the Company authorized to take such action by the Company's Chief Executive Officer or President.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.

                                               UNIROYAL TECHNOLOGY CORPORATION

ATTEST:


By:_____________________                          By:_________________________

   Its Secretary                                     Its President




                                                 By:__________________________

                                                    George J. Zulanas, Jr.

                                                                     EXHIBIT A

                      DESCRIPTION OF LIFE INSURANCE POLICY

Insurer:           Security Life of Denver

Insured & Owner:   George J. Zulanas, Jr.

Policy Number:     1542026

Face Amount:       $580,000

Policy Date:       July 18, 1995

                                                                     EXHIBIT B

                    SECURITY LIFE OF DENVER INSURANCE COMPANY

              Non-Standard Premium Deposit Fund Supplement Contract

Policy #:                                    Policyowner:


This is a supplement to the above policy between the policyowner ("You") and Security Life of Denver Insurance Company ("SLD"). The following terms govern any deposit accepted by SLD.

You have requested to make a deposit to a Premium Deposit Fund (the "Fund") for the sole purpose of paying future premiums as they become due. The attached schedule sets out: (a) how many future premiums you wish to pay; (b) the date you wish to make the deposit; (c) the interest rate SLD will credit to your fund (the "fund interest rate"); and (d) the amount you must deposit for payment of each future premium. The required deposit will be the initial balance of the Fund.

If you agree to the following terms and conditions, including the surrender charge that may apply (see Withdrawal and Surrender, below), sign this form and send it to us along with the deposit.

This offer automatically ends if, prior to the deposit due date on the schedule, SLD does not receive the signed form, the deposit and a completed Form W-9 as interest credited will be reported annually as income. You must then make a new request in order to make a deposit.

TERMS AND CONDITIONS:

The Fund Balance: The Fund balance is the deposit; less premium paid from the fund; plus interest on the Fund balance at the fund interest rate.

Payments of Premiums: On the premium due date, the premium due set out in the schedule will be paid from the Fund. The Fund is not part of your cash value or policy loan value.

Withdrawal and Surrender: You may withdraw the entire balance of the Fund at any time. If you do so, a withdrawal charge will be imposed. You may not make a partial withdrawal. The amount of the withdrawal charge will be 5% of the Fund balance if the period during which the Fund is scheduled to make premium payments is less than nine years, as indicated on the schedule on the back of this agreement. The amount of the withdrawal charge will be 10% of the Fund balance if the period during which the Fund is scheduled to make premium payments is nine years or longer, as indicated on the schedule on the back of this agreement.

A termination of your policy by surrender will constitute a withdrawal of the entire Fund and will subject the entire balance of the Fund to the applicable withdrawal charge stated above.

Changes: You cannot change the schedule without our written consent.

Death: At the death of the insured, any remaining fund balance plus interest on such remaining balance will be added to the policy's death proceeds.


Agreed to this______day of __________, 2000


By:____________________             By:_________________________________________

   Policy owner                        Security Life of Denver Insurance Company

       Schedule for Non-standard Premium Deposit Fund Supplement Contract

Policy #:   1542027                    Insured:

Policyowner:
                              Required Deposit:

                              Deposit Due Date:           4-4-00

                            Fund Interest Rate:           5.68%

       Number of Premiums to be Paid from Fund:             11

              First Premium to be Paid by Fund:           7-18-00

                                           Actual
  Premium    Fund          Capital         Interest/                  Ending
  Due Date   Balance       W/Drawn         Discount      Premium      Balance

 03/21/2000
 07/18/00
 07/18/01
 07/18/02
 07/18/03
 07/18/04
 07/18/05
 07/18/06
 07/18/07
 07/18/08
 07/18/09
 07/18/10






The required deposit is a prepayment of the premiums shown on this schedule. We do not guarantee that this deposit will be sufficient to keep the policy in force.



Agreed to this______ day of_________, 2000



By:____________________             By:_________________________________________

   Policy Owner                        Security Life of Denver insurance Company

                                                                    EXHIBIT C

                              COLLATERAL ASSIGNMENT
                            OF LIFE INSURANCE POLICY

  The following life insurance policy (the "Policy") is subject to the terms and conditions of the attached Split-Dollar Insurance Agreement:

  Insurer:      Security Life of Denver

  Insured:      George J. Zulanas, Jr.

  Policy No.:   1542026

  Face Amount:  Five Hundred Eighty Thousand Dollars ($580,000)

  Policy Date:  July 18, 1995

  Owner:        George J. Zulanas, Jr.





                                   By:___________________________

                                      George J. Zulanas, Jr.

                                                                    EXHIBIT D

                                CHANGE OF CONTROL

  For purposes of Section 6(c) of this Agreement, a "change in control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

  (A) Any Person is or becomes the "beneficial owner" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

  (B) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraphs (A), (C) or (D) of this Exhibit D) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than approval given in connection with an actual or threatened proxy or election contest) cease for any reason to constitute a majority thereof; or

  (C) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining or outstanding or by being converted into voting securities of the surviving entity or parent entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity (or parent entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

  (D) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

  For the purpose of the foregoing definition, "Persons" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.